                                 EXHIBIT 10.4


                               MASTER SHELF AND
                          REVOLVING CREDIT AGREEMENT

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                           NRG ENERGY CENTER, INC.









                               MASTER SHELF AND
                          REVOLVING CREDIT AGREEMENT











                            DATED AUGUST 20, 1993
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
                              TABLE OF CONTENTS

 1.    Term Note Shelf Facility                                                1
       lA. Authorization of Issue of Term Notes                                1
       1B. Facility                                                            1
       1C. Issuance Period                                                     1
       1D. Periodic Spread Information                                         2
       1E. Request for Purchase                                                2
       1F. Rate Quotes                                                         2
       1G. Acceptance                                                          3
       1H. Market Disruption                                                   3
       1I. Closing                                                             3
       1J. Delayed Delivery Fee                                                4
       1K. Cancellation Fee                                                    4
       1L. Term Note Prepayments                                               4
           1L(1). Optional Prepayment With Yield-Maintenance Amount            5
           1L(2). Notice of Optional Prepayment                                5
           1L(3). Application of Prepayments                                   5
           1L(4). Retirement of Term Notes                                     5

2.     Revolving Credit Facility                                               5
       2A. The Revolving Loans                                                 5
       2B. Prepayments of Revolving Notes                                      6
           2B(1). Prepayment at the Company's Option                           6
           2B(2). Prepayment Under Paragraph 5 or the Mortgage                 6
       2C. Manner of Borrowings                                                6
       2D. Non-Usage Fee                                                       7
       2E. Cancellation of Commitment                                          7
       2F. Interest and Non-Usage Fee Payments                                 7
       2G. Extension of Revolving Loans Termination Date                       7
       2H. Illegality                                                          7

3.     Conditions Precedent                                                    7
       3A. Conditions to Availability of Facility and Revolving Commitment     7
           3A(1).  Opinion of Purchasers' Special Counsel                      7
           3A(2).  Opinion of Company's Counsel                                7
           3A(3).  Purchase of Assets                                          8
           3A(4).  Management Agreement                                        8
           3A(5).  Security                                                    8
           3A(6).  Capitalization                                              8
           3A(7).  Reports of Consultants                                      8
           3A(8).  Title Insurance                                             8
           3A(9).  Other Insurance                                             8
           3A(10). Estoppel Certificates                                       8
           3A(11). Lien Searches                                               9
           3A(12). Proceedings                                                 9
           3A(13). Existing Indebtedness                                       9
           3A(14). Note Agreement                                              9
       3B. Conditions of Each Term Note Closing                                9
           3B(1). Term Notes                                                   9
           3B(2). Representations and Warranties; No Default                   9
           3B(3). Purchase Permitted by Applicable Laws                       10

                                       i
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           3B(4). Legal Matters                                               10
           3B(5). Proceedings                                                 10
           3B(6). Change in the Company's Condition                           10
           3B(7). Subsequent Opinions, etc.                                   10
       3C. Conditions Precedent to Each Revolving Loan                        10
           3C(1). Revolving Notes                                             11
           3C(2). Representations and Warranties; No Default                  11
           3C(3). Revolving Loan Permitted by Applicable Laws                 11
           3C(4). Legal Matters                                               12
           3C(5). Proceedings                                                 12
           3C(6). Change in the Company's Condition                           12
           3C(7). Subsequent Opinions, etc.                                   12

4.     [INTENTIONALLY OMITTED]                                                12

5.     Affirmative Covenants                                                  12
       5A. Financial Statements                                               12
       5B. Information Required by Rule 144A                                  13
       5C. Inspection of Property                                             13
       5D. Agreement Assuming Liability on Notes                              13
       5E. Maintenance of Insurance                                           14
       5F. Payment if Control Changes                                         14
       5G. Rights Under Purchase Documents                                    14
       5H. Notice of Defaults and Violations                                  14
           5H(1). Defaults                                                    14
           5H(2). Violations                                                  14
       5I. Maintenance of Licenses, Permits and Registrations                 14
       5J. Action Regarding Licenses, Etc. and Environmental Matters          14

6.     Negative Covenants                                                     14
       6A. Fees Limitation                                                    14
       6B. Lien, Debt and Other Restrictions                                  15
       6B(1). Liens                                                           15
       6B(2). Debt                                                            15
       6B(3). Loans, Advances, Investments and Contingent
              Liabilities                                                     16
       6B(4). Merger and Sale of Assets                                       16
       6B(5). Lease Rentals                                                   16
       6B(6). Sale or Discount of Receivables                                 17
       6B(7). Certain Contracts                                               17
       6B(8). Sale and Lease-Back                                             17
       6B(9). Transactions With Affiliates                                    17
       6C. Amendment of Management Agreement                                  17
       6D. Maintenance of Present Business                                    17

7.     Events of Default                                                      17
       7A. Acceleration                                                       17
       7B. Rescission of Acceleration                                         20
       7C. Notice of Acceleration or Rescission                               20
       7D. Other Remedies                                                     20
       7D(1). Exercise                                                        20
       7D(2). Agency                                                          20

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8.     Representations, Covenants and Warranties                              20
       8A. Organization                                                       20
       8B. Financial Statements                                               21
       8B(1). Financial Statements of ECPLP                                   21
       8B(2). Pro Forma Financial Statements of the Company                   21
       8C. Actions Pending                                                    21
       8D. Outstanding Debt                                                   21
       8E. Title to Properties                                                21
       8F. Taxes                                                              22
       8G. Conflicting Agreements and Other Matters                           22
       8H. Offering of Notes                                                  22
       8I. Use of Proceeds                                                    22
       8J. ERISA                                                              22
       8K. Governmental Consent                                               23
       8L. Utility Status                                                     23
       8M. Investment Company Status                                          23
       8N. Licenses, Permits and Registrations                                23
       8O. Purchase Agreement Representations                                 24
       8P. Sufficiency and Condition of Acquired Assets                       24
       8Q. No Defaults                                                        24
       8R. Assignability of Permits                                           24
       8S. Environmental Matters; Wells                                       24
       8T. Hostile Tender Offers                                              25
       8U. Disclosure                                                         25

9.     Representations of the Purchasers                                      25
       9A. Nature of Purchase                                                 25
       9B. Source of Funds                                                    25

10.    Definitions                                                            25
       10A. Yield-Maintenance Terms                                           25
       10B. Other Terms                                                       26
       10C. Accounting Principles, Terms and Determinations                   32

11.    Miscellaneous                                                          32
       11A. Note Payments                                                     33
       11B. Expenses                                                          33
       11C. Consent to Amendments                                             33
       11D. Form, Registration, Transfer and Exchange of Notes; Lost
            Notes                                                             34
       11E. Persons Deemed Owners; Participations                             34
       11F. Survival of Representations and Warranties; Entire Agreement      34
       11G. Successors and Assigns                                            35
       11H. Disclosure to Other Persons                                       35
       11I. Notices                                                           35
       11J. Payments Due on Non-Business Days                                 35
       11K. Satisfaction Requirement                                          36
       11L. Governing Law                                                     36
       11M. Severability                                                      36
       11N. Descriptive Headings                                              36
       11O. Counterparts                                                      36
       11P. Binding Agreement                                                 36


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                             INFORMATION SCHEDULE

EXHIBIT A        --   FORM OF TERM NOTE

EXHIBIT B        --   FORM OF REQUEST FOR PURCHASE

EXHIBIT C        --   FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT D        --   FORM OF REVOLVING NOTE

EXHIBIT E-1      --   FORM OF OPINION -- BRIGGS AND MORGAN

EXHIBIT E-2      --   FORM OF OPINION -- JOSEPH D. BIZZANO, JR.

EXHIBIT F        --   MORTGAGE

EXHIBIT G        --   COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

EXHIBIT H        --   TITLE INSURANCE COMMITMENT

EXHIBIT I        --   FORM OF SUBSEQUENT OPINION OF COMPANY'S COUNSEL

EXHIBIT J        --   DISCLOSURE SCHEDULE

                           NRG ENERGY CENTER, INC.
                        1221 NICOLLET MALL, SUITE 700
                      MINNEAPOLIS, MINNESOTA 55403-2445

                                                               August 20, 1993

The Prudential Insurance Company
 of America (herein called "PRUDENTIAL")
Each Prudential Affiliate which becomes
bound hereby
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601

Gentlemen:

   The undersigned, NRG Energy Center, Inc. (herein called the "COMPANY"), hereby agrees with you as follows:

   1.      TERM NOTE SHELF FACILITY.

   1A.    AUTHORIZATION OF ISSUE OF TERM NOTES. The Company will authorize the issue of its senior secured term notes (herein called the "Term Notes") in the aggregate principal amount of $10,000,000, to be dated the date of issue thereof, to mature, in the case of each Term Note so issued, no less than three years and no more than twenty years after the date of original issuance thereof (but in no event with a maturity subsequent to June 15, 2013), to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Term Note so issued, in the Confirmation of Acceptance with respect to such Term Note delivered pursuant to paragraph 1G, and to be substantially in the form of Exhibit A attached hereto. The term "Term Notes" as used herein shall include each Term Note delivered pursuant to any provision of this Agreement and each Term Note delivered in substitution or exchange for any such Term Note pursuant to any such provision. Term Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Term Note), (iv) the same interest rate, and (v) the same interest payment periods, are herein called a "SERIES" OF TERM NOTES.

   1B.    FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Term Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Term Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Term Notes stated in paragraph 1A, minus the aggregate principal amount of Term Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. Notwithstanding the willingness of Prudential to consider purchases of Term Notes, this Agreement is entered into on the express understanding that neither Prudential nor any Prudential Affiliate shall be obligated to make or accept offers to purchase Term Notes, or to quote rates, spreads or other terms with respect to specific purchases of Term Notes, and the Facility shall in no way be construed as a capital commitment by Prudential or any Prudential Affiliate.

   1C.    ISSUANCE PERIOD. Subject to and upon the terms and conditions herein set forth, Term Notes may be issued and sold pursuant to this Agreement from time to time on any Business Day during the period from the date hereof to the earlier to occur of (i) the date on which (A) the Company pays (other than pursuant to paragraph 2B(1)) in their entirety any Notes issued under this Agreement or any 1993 Notes, (B) Prudential or any Prudential Affiliate exercises its option to require prepayment in their entirety of any Notes issued under this Agreement or any 1993 Notes, or (c) any Notes issued under this Agreement or any 1993 Notes are otherwise prepaid in their entirety or required to be so prepaid, including without limitation by automatic acceleration, demand for payment or pursuant to the Mortgage,
(ii) June 15, 1996 (or if such date is not a Business Day, the Business Day next preceding such date) and (iii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Term Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Term Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

   1D.    PERIODIC SPREAD INFORMATION. Not later than 9:30 A.M. (New York
City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and within a reasonable time after such request, Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Term Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Term Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Term Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 1D if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.

   1E.    REQUEST FOR PURCHASE. The Company may from time to time during the
Issuance Period make requests for purchases of Term Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of Term Notes covered thereby, which shall not be less than $2,500,000 (or, if the then Available Facility Amount is less than $2,500,000, but at least $1,000,000, such Request for Purchase may be for the Available Facility Amount) and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment period (which interest payment period shall be quarterly in arrears) of the Term Notes covered thereby, (iii) specify the use of proceeds of such Term Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Term Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Term Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 and contemplated by paragraph 3B(2) hereof are true on and as of the date of such Request for Purchase, except to the extent of changes caused by the transactions herein contemplated and to the extent such representations and warranties by their express terms relate solely to an earlier date, and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

   1F.     RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 1E, Prudential may (but shall not be obligated to) provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than

9:30 A.M. and no later than 1:00 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Term Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Term Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Term Notes at 100% of the principal amount thereof.

   1G.    ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 1F or in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 1H, elect to accept such interest rate quotes as to not less than $2,500,000 aggregate principal amount of the Term Notes specified in the related Request for Purchase, unless the Available Facility Amount at such time is less than $2,500,000, in which case the Company may elect to accept such interest rate quotes as to the then Available Facility Amount. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Term Notes (each such Term Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Term Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 1H and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount thereof. Prior to the close of business on the Business Day next following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE").

   1H.    MARKET DISRUPTION. Notwithstanding the provisions of paragraph 1G, if Prudential shall have provided interest rate quotes pursuant to paragraph 1F and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 1G there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Term Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 1H are applicable with respect to such Acceptance.

   1I.     CLOSING. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the Chicago offices of Prudential Capital Group, the Term Notes to be purchased by such Purchaser in the form of a single Accepted Note for the Accepted Notes which have exactly the same terms (or such greater number of Term Notes in authorized denominations as such Purchaser may request) dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Term Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 1I, or any of the conditions specified in paragraph 3B shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than

30 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3B on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 1J or (y) such closing is to be canceled as provided in paragraph 1K. In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 1K.

   1J.     DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential on the last Business Day of each calendar month, commencing with the first such day to occur more than 30 days after the Acceptance Day for such Accepted Note and ending with the last such day to occur prior to the Cancellation Date or the actual closing date of such purchase and sale, and on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs more than 30 days after the Acceptance Day for such Accepted Note), a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                          (BEY -MMY) x DTS/360 x PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the thirty-first day after the Acceptance Day for such Accepted Note (in the case of the first such payment with respect to such Accepted
Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 1I.

   1K. CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 1I that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                   PI x PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price. The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

   1L.     TERM NOTE PREPAYMENTS. The Term Notes shall be subject to
prepayment with respect to the required prepayments specified therein and also (i) in whole as provided in paragraph 5F hereof,

(ii) in whole or in part as provided in the Mortgage, it being contemplated that the Terms Notes shall upon issuance be secured thereby, and (iii) at the option of the Company as provided in paragraph lL(1). In the event pursuant to the Mortgage proceeds from any insurance policy or taking or condemnation awards with respect to the Mortgaged Property (as defined in the Mortgage) shall be distributed to the holders of the Term Notes as a prepayment of the Term Notes, the Company shall pay interest on each Term Note on the amount so distributed with respect to such Term Note to the date of such distribution, together with the Yield-Maintenance Amount, if any, with respect to each Term Note. Any such distribution constituting a partial prepayment of the Term Notes shall be applied in proportion to the respective unpaid principal amounts thereof in satisfaction of required payments of principal in inverse order of their scheduled due dates.

   1L(1). OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. Each Series of Term Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000, and in the minimum amount of $1,000,000 per prepayment), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Term Note of such Series. The amounts so prepaid on each outstanding Term Note of such Series so prepaid shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

   1L(2). NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Term Note to be prepaid pursuant to paragraph 1L(1) irrevocable written notice of such prepayment not less than 30 days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Term Notes of the same Series as such Term Note to be prepaid on such date, identifying each Term Note held by such holder, and the principal amount of each such Term Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 1L(1). Notice of prepayment having been given as aforesaid, the principal amount of the Term Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 1L( 1), give telephonic notice of the principal amount of the Term Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

   1L(3). APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Term Notes of any Series, the amount to be prepaid shall be allocated to all outstanding Term Notes of such Series (including, for the purpose of this paragraph 1L(3) only, all Term Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by payment of installments as stated therein or prepayment pursuant to the Mortgage, paragraph 1L(1) or paragraph 5F) in proportion to the respective unpaid principal amounts thereof.

   1L(4). RETIREMENT OF TERM NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated installments (other than by prepayment pursuant to the Mortgage, paragraph 1L(1), paragraph 5F or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Term Notes held by any holder, unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Term Notes of the same Series held by each other holder of Term Notes at the time outstanding upon the same terms and conditions. Any Term Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 1L(3).

   2.     REVOLVING CREDIT FACILITY.

   2A.    THE REVOLVING LOANS. Subject to and upon the terms and conditions herein set forth, Prudential shall lend to the Company from time to time on any Business Day during the period from the date hereof to the earlier to occur of (i) the date on which (A) the Company pays (other than pursuant to paragraph 2B(1)) in their entirety any Notes issued under this Agreement or any 1993 Notes, (B) Prudential or any Prudential Affiliate exercises its option to require prepayment in their entirety of any Notes issued under this Agreement or any 1993 Notes, or (c) any Notes issued under this Agreement or any 1993 Notes are otherwise prepaid in their entirety or required to be so prepaid, including without limitation by automatic acceleration, demand for payment or pursuant to the Mortgage, and (ii) June 15, 2000, or such later date or dates as Prudential and the Company shall agree pursuant to paragraph 2G (the "REVOLVING LOANS TERMINATION DATE") sums (each a "REVOLVING LOAN" and collectively the "REVOLVING LOANS") which in the aggregate principal amount outstanding shall not exceed at any one time $5,000,000 (such maximum aggregate amount being herein referred to as the "REVOLVING COMMITMENT"). Within the limits of the Revolving Commitment and subject to the terms and conditions herein set forth, the Company may borrow, prepay pursuant to paragraph 2B and reborrow under paragraph 2C.

   The principal amount of each Revolving Loan shall be $100,000 or an integral multiple thereof. Revolving Loans shall be evidenced by an original senior secured revolving note of the Company or a replacement therefor as provided for herein in the form of Exhibit D hereto (each a "REVOLVING NOTE", collectively the "REVOLVING NOTES" and, together with the Term Notes, the "NOTES"). Each Revolving Note shall (i) be dated the date of this Agreement,
(ii) be in a principal amount equal to the Revolving Commitment, (iii) bear interest with respect to the principal amount from time to time outstanding
(x) from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the LIBOR Rate calculated as specified in paragraph 2F and (y) after such date until paid at a rate per annum which shall be the greater of 2% per annum in excess of the LIBOR Rate or 2% per annum in excess of the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York as its "prime rate", in each case calculated as provided in paragraph 2F and (v) be payable on or before the Revolving Loans Termination Date. Prudential shall maintain internal records showing each Revolving Loan made by Prudential hereunder and each principal payment thereon and shall note such information on the reverse side of the Revolving Note prior to any transfer thereof. If necessary to evidence any change in the provisions of this Agreement relating to the Revolving Note and agreed to in writing by Prudential and the Company, the Company shall furnish a replacement Revolving Note to Prudential in substitution for, but not in discharge of the liability evidenced by, the prior Revolving Note. Upon issuance of such replacement Revolving Note by the Company, Prudential shall return the previously outstanding Revolving Note to the Company.

   2B.     PREPAYMENTS OF REVOLVING NOTES.

   2B(1). PREPAYMENT AT THE COMPANY'S OPTION. The Company shall have the right, upon at least two Business Days' prior written notice, to prepay in whole or in part, in amounts of $100,000 or integral multiples thereof, without premium, prior to the express maturity date thereof, any Revolving Note on any Business Day. Each notice of a prepayment under this paragraph 2B(1) shall specify the date and the principal amount of the prepayment.

   2B(2). PREPAYMENT UNDER PARAGRAPH 5 OR THE MORTGAGE. The Revolving Notes shall be subject to prepayment (i) in whole as provided in paragraph 5 hereof, and (ii) in whole or in part as provided in the Mortgage. In the event pursuant to the Mortgage proceeds from any insurance policy or taking or condemnation awards with respect to the Mortgaged Property (as defined in the Mortgage) shall be distributed as a prepayment of the Revolving Notes, the Company shall pay interest on each Revolving Note on the amount to be distributed with respect to such Note to the date of such distribution.

   2C.    MANNER OF BORROWINGS. Unless otherwise specifically provided in this Agreement, Prudential shall receive from the Company at least three Business Days' prior written, telex, telecopier or telegraphic notice of its intention to borrow hereunder, specifying the date on which it proposes to borrow (which shall be a LIBOR Business Day) and the principal amount of the proposed Revolving Loan. No later than 11:00 A.M. (New York City local time) on the Business Day prior to the date of the proposed Loan, the Company will deliver to Prudential a Revolving Note (unless an appropriate Revolving Note has been previously delivered), together with such other documents and papers as are required under this Agreement, which materials shall be delivered to the address set forth on the Information Schedule (or to such other place or in such other manner as Prudential may by written notice to the Company designate from time to time). Upon receipt of such Revolving Note (if required), the notice provided for hereinabove, an Officer's Certificate as provided for in paragraph 3B and such other documentation as may be required, in form and substance satisfactory to Prudential, Prudential shall make the proceeds of such Revolving Loan available to the Company on the date of the proposed Revolving Loan designated in said notice by wire transfer for credit to the Company's account #6355002280 at Norwest Bank Minnesota, National Association, Norwest Center, 6th and Marquette, Minneapolis, Minnesota 55479-0069, ABA #091-000-019, or to such other account or place as the Company may hereafter designate by written notice to Prudential.

   2D. NON-USAGE FEE. The Company shall pay to Prudential a non-usage fee on the amount, if any, by which the average daily outstanding balance of Revolving Loans during any full or partial calendar month from the date of this Agreement to and including the Revolving Loans Termination Date is less than the average daily amount of the Revolving Commitment during such month, at the rate of 1/2 of 1% per annum.

   2E.    CANCELLATION OF COMMITMENT. At any time on or after June 15, 1994, the Company shall have the right, upon at least 90 days' prior written notice and upon prepayment of all Revolving Loans, to cancel the Revolving Commitment. Upon such cancellation, no further Revolving Loans shall be made pursuant to paragraph 2A and no further non-usage fees shall be payable pursuant to paragraph 2D.

   2F.     INTEREST AND NON-USAGE FEE PAYMENTS. Interest and non-usage fees in connection with the Revolving Loans for any month shall be payable in arrears on the first Business Day of the following month and shall be calculated on the basis of actual days outstanding during the month (exclusive of any days for which payment was made in the preceding payment) plus the number of days after such period to but not including the payment day and on the basis of a year of 360 days. If any interest or non-usage fee on any Revolving Loan is not paid when due, interest thereon at the default rate applicable to such Revolving Loan specified in paragraph 2A shall be payable from and including the due date until paid.

   2G.    EXTENSION OF REVOLVING LOANS TERMINATION DATE. If agreed in writing by Prudential and the Company prior to one year in advance of the Revolving Loans Termination Date or any extension thereof, the Revolving Loans Termination Date shall be extended for one year. No Revolving Loans shall be made after the Revolving Loans Termination Date.

   2H.    ILLEGALITY. If it shall become unlawful for United States banks to obtain funds in the London interbank market, or if Prudential is otherwise unable to make or maintain Revolving Loans hereunder utilizing the LIBOR Rate, upon at least five Business Days' notice by Prudential to the Company the rate of interest per annum on all Revolving Loans shall be the Adjusted Commercial Paper Rate.

   3.     CONDITIONS PRECEDENT.

   3A.    CONDITIONS TO AVAILABILITY OF FACILITY AND REVOLVING
COMMITMENT. The availability of the Facility pursuant to paragraph 1, and the obligation of Prudential to make Revolving Loans available to the Company pursuant to paragraph 2, are subject to the satisfaction of the following conditions on the date of this Agreement:

   3A(1). OPINION OF PURCHASERS' SPECIAL COUNSEL. Prudential shall have received from Faegre & Benson, who are acting as special counsel for Prudential in connection with this transaction, a favorable opinion satisfactory to Prudential as to such matters incident to the matters herein contemplated as it may reasonably request.

   3A(2). OPINION OF COMPANY'S COUNSEL. Prudential shall have received (i) from Briggs and Morgan, special counsel for the Company, a favorable opinion satisfactory to Prudential and substantially in the form of Exhibit E-1 attached hereto, and (ii) from Joseph D. Bizzano, Jr., General Counsel to the

Company and counsel to Manager, a favorable opinion satisfactory to Prudential and substantially in the form of Exhibit B-2 attached hereto. The Company hereby directs each such counsel to deliver such opinion, agrees that the delivery by the Company of an appropriate Revolving Note or Revolving Notes will constitute a reconfirmation of such direction, and understands and agrees that Prudential will and is hereby authorized to rely on each such opinion.

   3A(3). PURCHASE OF ASSETS. The Company shall have acquired the Project from ECPLP pursuant to the terms and conditions of the Master Purchase Agreement, a copy of which has been delivered to Prudential. All counsel rendering opinions to the Company pursuant to the Master Purchase Agreement shall have named Prudential as an additional addressee of such opinions or shall have otherwise consented to reliance thereon by Prudential.

   3A(4). MANAGEMENT AGREEMENT. The Company shall have entered into a management agreement (the "Management Agreement") with Manager in form and substance acceptable to Prudential.

   3A(5).  SECURITY.

     (i) The Company shall have executed and delivered to the Collateral Agent, as security for the Revolving Note or Revolving Notes, a Combination Mortgage, Security Agreement and Fixture Financing Statement substantially in the form of Exhibit F hereto attached (as from time to time amended, the "Mortgage").

     (ii) Prudential, the holders of the 1993 Notes and the Collateral Agent shall have executed and delivered a Collateral Agency and Intercreditor Agreement (as from time to time amended to add additional parties thereto and as otherwise amended from time to time, the "Collateral Agency Agreement"), and the Company shall have executed and delivered an Acknowledgment and Agreement to be appended thereto (the "Acknowledgment"), all substantially in the form of Exhibit G hereto attached.

   3A(6). CAPITALIZATION. The capital structure of the Company shall be acceptable to Prudential. Without limiting the generality of the foregoing, the Company shall have (i) received on or prior to the date of closing cash contributions to its capital in an aggregate amount not less than the greater of (1) $20,000,000, or (2) an amount equal to 20% of Total Capitalization, and (ii) delivered to Prudential an Officer's Certificate, dated the date of this Agreement, to such effect.

   3A(7). REPORTS OF CONSULTANTS. The Company shall have received a report or reports in form and substance satisfactory to Prudential from (i) the Engineer, as to matters described in The Scope of Services Agreement for Engineering Services appended to the letter agreement dated March 15, 1993 by the Engineer in favor of NRG and such other matters as the Engineer shall have been engaged to address, and (ii) Twin City, as to certain storage tank matters. Each of the Consultants shall have named Prudential as an additional addressee of such reports or shall have otherwise consented to reliance thereon by Prudential.

   3A(8). TITLE INSURANCE. The Collateral Agent shall have received from Commonwealth a policy of mortgagee's title insurance in an amount not less than $89,000,000, which insurance (i) shall designate the Collateral Agent as insured, (ii) shall be substantially in conformity with Exhibit H (the "Title Insurance Commitment") and (iii) shall be underwritten with reinsurance in a manner and to an extent satisfactory to Prudential.

   3A(9). OTHER INSURANCE. Prudential shall have been provided with certificates and such other evidence as Prudential may reasonably request indicating that the Company is in compliance with the requirements of paragraph 5E, including without limitation the insurance consultant's certificate required pursuant to paragraph 9 of the Mortgage.

   3A(10). ESTOPPEL CERTIFICATES. The Company shall have obtained estoppel certificates in form and substance satisfactory to Prudential with respect to
(i) any of the existing Service Contracts as to which Prudential may require such an estoppel certificate, (ii) the building lease covering the Soo Line facility, (iii) the ground lease covering the Convention Center facility,
(iv) the air rights lease covering the

Target Arena facility, and (v) the agreement covering the Baker Plant. The estoppel certificates referred to in the foregoing clauses (ii) through and including (v) shall contain an express consent to the collateral assignment thereof contained in the Mortgage, and the estoppel certificate referred to in the foregoing clause (ii) shall contain the consent of the lessor's mortgagee.

   3A(11). LIEN SEARCHES. Prudential shall have received such Uniform Commercial Code, tax lien, judgment and bankruptcy searches and real estate title reports against the Company and ECPLP as Prudential may request, certified by reporting services satisfactory to Prudential, and disclosing no security interests, liens or other encumbrances other than those permitted under paragraph 6B(l).

   3A(12). PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by the Master Purchase Agreement and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

   3A(13). EXISTING INDEBTEDNESS. The Indebtedness of ECPLP evidenced by promissory notes issued pursuant to the Existing Loan Agreements shall have been paid in whole in accordance with the terms of the Existing Loan Agreements or on other terms acceptable to the holders of such notes.

   3A(14). NOTE AGREEMENT. The Company shall have entered into a Note Agreement (as from time to time amended, the "Note Agreement") with Prudential, Connecticut General Life Insurance Company, The North Atlantic Life Insurance Company of America, Northwestern National Life Insurance Company, Allegiance Insurance Company, and Connecticut General Life Insurance Company, on behalf of one or more separate accounts, in form and substance acceptable to Prudential.

   3B.    CONDITIONS OF EACH TERM NOTE CLOSING. The obligation of any
Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

   3B(1). TERM NOTES. There shall have been delivered to such Purchaser an appropriate Term Note or Term Notes duly completed and executed.

   3B(2). REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated and to the extent such representations and warranties by their express terms relate solely to an earlier date; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects. In addition to the foregoing, the Company shall include in the Officer's Certificate delivered pursuant to the next preceding sentence further representations and warranties to the following effects:

     (i) the latest financial statements delivered by the Company pursuant to paragraphs 5A(i) and 5A(ii) (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles; the balance sheets fairly present the condition of the Company as of the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of operations of the Company and its cash flows for the periods indicated; and there has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project since the date of the most recent balance sheet furnished pursuant to paragraph 5A(i) or 5A(ii);

     (ii) there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Project, or any properties or rights of the

              Company or the Project, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project;

     (iii) the Company has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

     (iv) each of the Company and Manager has procured and is in possession of all licenses, permits or registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project, as the case may be;

     (v) the Company and all of its properties and facilities (including without limitation the Project) have complied at all times and in all respect with all Environmental Laws except, in any such case, where failure to comply would not result in a material adverse effect on the business, properties or assets, condition (financial or otherwise) or operations of the Company or the Project; and

     (vi) in accordance with the provisions of the Collateral Agency Agreement, all actions required to subject such Accepted Notes and the holders thereof thereto and to cause such Accepted Notes to be secured by the Mortgage have been taken.

   3B(3). PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of the Accepted Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

   3B(4). LEGAL MATTERS. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

   3B(5). PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

   3B(6). CHANGE IN THE COMPANY'S CONDITION. There shall not have occurred or be threatened (i) a material and adverse change in the Company's financial position, or (ii) any condition, event or act which would materially and adversely affect the Project, the Company's business or its ability to repay any Accepted Note.

   3B(7). SUBSEQUENT OPINIONS, ETC. Such Purchaser shall have received (i) from Briggs and Morgan, special counsel for the Company (or such other counsel as shall be acceptable to such Purchaser), a favorable opinion in form and substance satisfactory to such Purchaser, which opinion shall be substantially in the form of Exhibit I hereto as to the matters covered thereby and shall cover such additional matters incident to the purchase of such Accepted Note and the transactions contemplated by this Agreement as such Purchaser shall reasonably specify, and (ii) such other approvals or documents as such Purchaser may reasonably request.

   3C.    CONDITIONS PRECEDENT TO EACH REVOLVING LOAN. Prudential's
obligation to make each Revolving Loan to the Company is subject to the satisfaction of the following conditions:

   3C(1). REVOLVING NOTES. There shall have been delivered to Prudential an appropriate Revolving Note or Revolving Notes duly completed and executed.

   3C(2). REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of such Revolving Loan, except to the extent of changes caused by the transactions herein contemplated and to the extent such representations and warranties by their express terms relate solely to an earlier date; there shall exist on the date of such Revolving Loan no Event of Default or Default; and the Company shall have delivered to Prudential an Officer's Certificate, dated the date of such Revolving Loan, to both such effects. In addition to the foregoing, the Company shall further include in the Officer's Certificate delivered pursuant to the next preceding sentence further representations and warranties to the following effects:

     (i) the latest financial statements delivered by the Company pursuant to paragraphs 5A(i) and 5A(ii) (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles; the balance sheets fairly present the condition of the Company as of the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of operations of the Company and its cash flows for the periods indicated; and there has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project since the date of the most recent balance sheet furnished pursuant to paragraph 5A(i) or 5A(ii);

     (ii) there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Project, or any properties or rights of the Company or the Project, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project;

     (iii) the Company has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

     (iv) each of the Company and Manager has procured and is in possession of all licenses, permits or registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project, as the case may be; and

     (v) the Company and all of its properties and facilities (including without limitation the Project) have complied at all times and in all respects with all Environmental Laws except, in any such case, where failure to comply would not result in a material adverse effect on the business, properties or assets, condition (financial or otherwise) or operations of the Company or the Project.

Each of the giving of the applicable notice of borrowings pursuant to paragraph 2C and the acceptance by the Company of the proceeds of such Revolving Loan shall constitute a representation and warranty by the Company to all such effects on the date of such Revolving Loan.

   3C(3). REVOLVING LOAN PERMITTED BY APPLICABLE LAWS. The Revolving Loan (including the use of the proceeds of such Revolving Loan by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject Prudential to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Prudential shall have received such certificates or other evidence as it may request to establish compliance with this condition.

   3C(4). LEGAL MATTERS. Prior to the initial Revolving Loan hereunder, Prudential's counsel, including any special counsel retained by it in connection with the purchase and sale of the Revolving Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and Prudential shall have received from such counsel favorable opinions as to such legal matters as it may request.

   3C(5). PROCEEDINGS. Prior to the initial Revolving Loan hereunder, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

   3C(6). CHANGE IN THE COMPANY'S CONDITION. There shall not have occurred or be threatened (i) a material and adverse change in the Company's financial position, or (ii) any condition, event or act which would materially and adversely affect the Project, the Company's business or its ability to repay any Revolving Loan.

   3C(7). SUBSEQUENT OPINIONS, ETC. If Prudential so requires as a condition precedent to the making of any Revolving Loan, Prudential shall have received
(i) from Briggs and Morgan, special counsel for the Company (or such other counsel as shall be acceptable to Prudential), a favorable opinion in form and substance satisfactory to Prudential covering such matters incident to such Revolving Loan and the transactions contemplated by this Agreement as Prudential shall reasonably specify, and (ii) such other approvals or documents as Prudential may reasonably request.

   4.      [INTENTIONALLY OMITTED]

   5.      AFFIRMATIVE COVENANTS.

   5A.    FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in triplicate:

     (i) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year (including the fourth quarterly period), statements of income, stockholders' equity and cash flows of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Company as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) of the Revolving Notes and the Term Notes of each Series and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments and, in the case of the fourth quarterly period only, a detailed financial budget for, at minimum, the then current fiscal year;

     (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, statements of income and cash flows and a statement of stockholders' equity of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) of the Revolving Notes and of the Term Notes of each Series and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) of the Revolving Notes and of the Term Notes of each Series;

     (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company; and

     (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

   Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each Significant Holder (A) a copy of each Service Agreement or renewal thereof entered into by the Company during the quarterly period to which such financial statements relate, and (B) an Officer's Certificate identifying each Service Contract which terminated and was not renewed during such quarterly period. Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6B(2) and 6B(5), and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder (A) a schedule of Service Contracts in force as of the end of the fiscal year to which such financial statements relate (which schedule shall specify the termination date of each such Service Contract and the actual demand for and consumption of services pursuant to each such Service Contract during such fiscal year in terms of aggregate amounts paid by the customer therefor and aggregate volume per customer), and (B) a certificate of the accountants reporting on such financial statements stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

   5B.    INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule l44A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

   5C.    INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company, to examine the corporate books and financial records of the Company and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request, it being understood that such Significant Holder shall direct such Person to use its best efforts to hold in confidence and not disclose any Confidential Information except to such Significant Holder or to any party to which such Significant Holder would be permitted to disclose such Confidential Information pursuant to paragraph 11H.

   5D.    AGREEMENT ASSUMING LIABILITY ON NOTES. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation of the Company for borrowed money, the Company will, at the same time, cause such Person to deliver to each holder of Notes an agreement pursuant to which such Person becomes similarly liable on the Notes.

   5E.    MAINTENANCE OF INSURANCE. The Company covenants that it will maintain the insurance required to be maintained pursuant to the Mortgage, and together with each delivery of financial statements under clause (ii) of paragraph 5A, it will, upon the request of any Significant Holder, deliver to each Significant Holder an Officer's Certificate specifying the details of such insurance in effect.

   5F.    PAYMENT IF CONTROL CHANGES. The Company covenants that, in the event that at any time (i) NRG shall directly own less than a Controlling Interest in the Company or the Manager, and as a result thereof the Company or the Manager shall become subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or otherwise as a public utility under federal law or the law of the State of Minnesota, or (ii) NSP shall own, directly or indirectly, less than a Controlling Interest in NRG, the Company or the Manager, then in either case the Company will promptly give to each holder of a Note written notice thereof and will, upon the demand of the Required Holder(s) of the Term Notes of any Series or of the Revolving Notes in writing given to the Company within 30 days after such notice, prepay the Term Notes of such Series or the Revolving Notes (as the case may be) in whole together with interest accrued thereon to the prepayment date, non-usage fees in connection therewith (in the case of the Revolving Notes) and together with the Yield-Maintenance Amount, if any, with respect to each Term Note of such Series (in the case of Term Notes), on the date specified in such demand, which shall be not less than 30 days after such demand.

   5G.    RIGHTS UNDER PURCHASE DOCUMENTS. The Company covenants that it will enforce all material rights under the Purchase Documents, including but not limited to its indemnification rights.

   5H.    NOTICE OF DEFAULTS AND VIOLATIONS. The Company covenants that it will give each holder of a Note written notice within seven (7) Business Days of:

   5H(1). DEFAULTS. Receipt by the Company of (i) oral or written notice of breach or default by the Company or Manager under the Management Agreement,
(ii) written notice of default by the Company under any agreement for the sale of steam, hot water and/or chilled water produced by the Project, whether now existing or entered into after the date hereof (such agreements being referred to herein as "Service Contracts"), including without limitation the Service Agreements (as defined in the Personal Property Agreement), (iii) written notice of material default by the Company under, or termination or revocation of any easements, permits, supply contracts, leases or similar agreements comprising part of or benefiting the Project, whether now existing or created after the date hereof, including without limitation the Easements (as referred to in the Real Property Agreement), the Environmental Permits, the Encroachment Permits, the Miscellaneous Permits, the Supply Contracts and the Leases (each such capitalized term as defined in the Personal Property Agreement), including the building lease covering the 500 Line facility, the ground lease covering the Convention Center facility, the air rights lease covering the Target Arena facility, and the agreement covering the Baker Plant.

   5H(2). VIOLATIONS. Receipt by the Company of oral or written notice of any material violation by the Company or Manager, in connection with the ownership, operation and maintenance of the Project, of (i) the terms or conditions of any license, permit or registration required by federal, state or local laws for the ownership, operation and maintenance of the Project, or
(ii) any Environmental Laws.

   5I.     MAINTENANCE OF LICENSES, PERMITS AND REGISTRATIONS. The Company
covenants that it will take, and will require Manager to take all action to maintain all licenses, permits and registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project.

   5J.     ACTION REGARDING LICENSES, ETC. AND ENVIRONMENTAL MATTERS. With
respect to any license, permit, exemption or registration in respect of which further action is hereafter appropriate (as reflected in paragraph 8N), the Company covenants that it will use its best efforts to accomplish such action as promptly hereafter as practicable. With respect to any environmental matter in respect of which remedial or other action is required (as reflected in paragraph 8S), the Company covenants that it will use its best efforts to accomplish such action as promptly hereafter as practicable.

   6.      NEGATIVE COVENANTS.

   6A.    FEES LIMITATION. The Company covenants (i) that the Management Fee shall be the sole compensation payable by the Company to Manager for the services rendered by Manager pursuant

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
to the Management Agreement, and (ii) that the Management Fee shall not be paid except out of Operating Income remaining after payment of (A) accrued interest on the Notes and the other Debt permitted by paragraph 6B(2), and
(B) required prepayments of principal of the Notes and the other Debt permitted by paragraph 6B(2). Nothing herein contained shall prohibit the payment of such fees during the course of the year pending the determination of Operating Income, subject to the repayment obligations of Manager contained in the Management Agreement.

   6B.    LIEN, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not

   6B(1). LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

     (i) Liens under the Mortgage in the favor of the Collateral Agent, which Liens shall secure equally and ratably the 1993 Notes and the Debt permitted by the provisions of clauses (ii) and (iii) of paragraph 6B(2);

     (ii) existing Liens which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which are listed in Schedule B to the Title Insurance Commitment or in Exhibit B to the Mortgage;

     (iii) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings; and

     (iv) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not or are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

   6B(2). DEBT. Create, incur, assume or suffer to exist any Funded Debt or Current Debt, except:

     (i)      Funded Debt represented by the 1993 Notes;

     (ii) additional Funded Debt, including without limitation Funded Debt represented by Term Notes, provided that the Company shall not create, incur or assume any such Funded Debt unless (A) as of the end of the fiscal quarter most recently completed at the time such Funded Debt is proposed to be created, incurred or assumed, and as of the end of each of the eleven consecutive fiscal quarters completed immediately prior thereto, Operating Income Available for Debt Expense for the immediately preceding twelve-month period shall have been not less than 125 % of Debt Expense for such twelve-month period, (B) upon giving effect thereto and the application of the proceeds thereof, on a pro forma projected basis (such projections to fairly present the Company's proposed business plans and the Company's good faith estimate as to matters projected therein based on reasonable business assumptions, and to be reasonably based on such assumptions and the best information available to the officers of the Company) as of the end of each fiscal year thereafter ending through and including the fiscal year ending December 3.1, 2013, Operating Income Available for Debt Expense for the immediately preceding twelve-month period shall be projected to be not less than 135% of Debt Expense for such twelve-month period, (C) the proceeds of such Funded Debt shall be used exclusively to acquire assets which will constitute part of the Project and the amount of such Funded Debt shall not exceed 80% of the lesser of the cost or the fair value of the assets to be acquired with the proceeds thereof, such fair value to be reasonably established by the board of directors of the Company, (D) the terms of such Funded Debt shall (1) with respect to Funded Debt other than Funded Debt represented by Term Notes, include a maturity date which shall be on or after June 15, 2013, (2) require payment in equal quarterly installments of principal and interest from incurrence through maturity (i.e., quarterly mortgage-style amortization) and (3) not be amended after issuance with respect to interest rate or payment terms without the consent of the Required Holder(s), and (E) in accordance with the provisions of the Collateral Agency Agreement, such Funded Debt shall become subject thereto and secured by Liens under the Mortgage in favor of the Collateral Agent and any holder of such Funded Debt not already a party thereto shall become a party thereto; and

     (iii) Current Debt evidenced by the Revolving Note or Revolving Notes, provided that the Company shall be free of all such Current Debt for a period of 60 consecutive days in each calendar year commencing with the calendar year ending December 31,1994.

   6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (including any corporation proposed to be acquired or created as a Subsidiary), except that the Company may

     (i) own, purchase or acquire (x) prime taxable and tax-exempt commercial paper rated "P-1" or better by Moody's Investors Service, Inc. or "A-1" or better by Standard & Poor Corporation and certificates of deposit in United States commercial banks having capital resources in excess of $250,000,000 and (y) obligations of the United States Government or any agency thereof in each case due within one year from the date of purchase;

     (ii) own, purchase or acquire shares of mutual funds that invest exclusively in commercial paper, certificates of deposit and obligations of the type described in the foregoing clause (i) or other readily marketed corporate debt due within one year from the date of purchase, provided such investments are rated "Aa3" or better by Moody's Investors Service, Inc. or "AA-" or better by Standard & Poor Corporation;

     (iii) endorse negotiable instruments for collection in the ordinary course of business;

     (iv) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business; and

     (v) make or permit to remain outstanding loans or advances to, or own, purchase or acquire stock, obligations or securities of, any other Person (other than any corporation or other Person proposed to be acquired or created as a Subsidiary, it being understood that the acquisition or creation of any such Subsidiary by the Company is expressly prohibited hereby), provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities, shall not exceed $2,500,000 at any time outstanding.

   6B(4). MERGER AND SALE OF ASSETS. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part (i.e., assets which individually or taken as a whole (i) are an integral part of the Project, (ii) constitute more than 10% of the assets of the Company, or (iii) have contributed more than 10% of Operating Income of the Company or ECPLP for any of the three fiscal years then most recently ended) of its assets to any Person.

   6B(5). LEASE RENTALS. Enter into, or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property, for initial terms (including options to renew or extend any term, whether or not exercised) of more than one year providing for payments by the Company to lessors during any period of 12 consecutive calendar months in excess of the following aggregate amounts per annum:

     (i) through and including December 31, 1993, $500,000 (the initial "Rent Limit"); and

     (ii) thereafter, and through and including December 31 of each year thereafter, an amount equal to the product of the Rent Limit for the immediately preceding twelve-month period multiplied by a fraction, the numerator of which shall be the CPI for the last month of such immediately preceding twelve-month period and the denominator of which shall be the CPI for the month immediately preceding such twelve-month period.

   6B(6). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

   6B(7). CERTAIN CONTRACTS. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, except that the Company may enter into "take or pay" contracts with Persons not affiliated with the Company for the purchase of oil or natural gas to be consumed in the operation of the Project, provided that (i) no such contract has a term exceeding five years and (ii) the aggregate purchase obligations under all such contracts for any twelve-month period do not exceed 100% of the estimated fuel consumption for such period.

   6B(8). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company of real or personal property which has been or is to be sold or transferred by the Company to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company.

   6B(9). TRANSACTIONS WITH AFFILIATES. Except on terms no less favorable to the Company than would be obtainable if no such relationship existed, and except with respect to the Management Agreement and to tax-sharing arrangements between the Company and any of its Affiliates (provided that giving effect to such tax-sharing arrangements the Company shall not be required to pay taxes in an amount in excess of that for which it would be liable, assuming the application of the highest marginal tax rate paid by the Company and its Affiliates on a consolidated basis, if it were to file its own separate tax returns), directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate.

   6C.    AMENDMENT OF MANAGEMENT AGREEMENT. The Company covenants that it will not, without the prior written consent of the Required Holder(s) of the Revolving Notes and of the Term Notes of each Series, amend or waive enforcement of any provision of the Management Agreement, terminate or permit the Management Agreement to be terminated, assign its rights and obligations under the Management Agreement, or permit Manager to assign its rights and obligations under the Management Agreement.

   6D.    MAINTENANCE OF PRESENT BUSINESS. The Company covenants that it will not, without the prior written consent of the Required Holder(s) of the Revolving Notes and of the Term Notes of each Series, engage in any business other than the ownership, operation and maintenance of the Project.

   7.      EVENTS OF DEFAULT.

   7A.    ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

     (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (ii) the Company defaults in the payment of any interest on any Note or any non-usage fee for more than 10 days after the date due; or

     (iii) the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, any such obligations in an aggregate principal amount exceeding $500,000 to become due (or to be repurchased by the Company) prior to the stated maturity thereof; or

     (iv) any representation or warranty made by the Company herein or in the Notes, the Mortgage or the Acknowledgment or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement, the Notes, the Mortgage or the Acknowledgment shall be false in any material respect on the date as of which made (it being understood that, notwithstanding that certain representations and warranties of the Company set out in paragraphs 8B(1), 8Q and 8S hereof are qualified as to the knowledge of the Company, such representations and warranties shall be deemed to have been made without such qualification for purposes of this clause
              iv)); or

     (v) the Company fails to perform or observe the agreements contained in paragraphs 5D, 5F, 5H or 5I or any agreement contained in paragraph 6; or

     (vi) the Company fails to perform or observe any other agreement, term or condition contained herein or in the Notes, the Mortgage or the Acknowledgment and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

     (vii) the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (viii) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

     (ix) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

     (x) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xii) any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets representing a substantial part of the assets of the Company (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets which shall have contributed a substantial part of the net income of the Company or ECPLP (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xiii) a final judgment in an amount in excess of $250,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

     (xiv) the Company, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by the Company of a withdrawal liability in an amount exceeding $500,000, or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such ERISA Affiliate of a withdrawal liability in an amount exceeding $10,000, if the incurrence by such ERISA Affiliate of such withdrawal liability has a material and adverse effect on the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project; or

     (xv) there shall occur any other "Event of Default" under the Mortgage, as such term is defined therein; or

     (xvi) there shall occur any other "Event of Default" under the Note Agreement, as such term is defined therein;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note with respect to which payment has not been made (other than the Company or any if its Affiliates) may at its option, during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, non-usage fees in connection therewith (in the case of Revolving Notes), and together with the Yield-Maintenance Amount, if any, with respect to each such Note (in the case of Term Notes), without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (c) if such event is any other Event of Default, the Required Holder(s) of the Term Notes of any Series or of the Revolving Notes may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Term Notes of such Series or of the Revolving Notes (as the case may be) to be, and all of the Term Notes of such Series or of the Revolving Notes (as the case may be) shall thereupon be and become, immediately due and payable together with interest accrued thereon, non-usage fees in connection therewith (in the case of Revolving Notes) and together with the Yield-Maintenance Amount, if any, with respect to each Term Note of such Series (in the case of Term Notes), without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (d) if any Note shall have been declared to be due and payable pursuant to clause
(c) above (and such declaration shall not have been rescinded pursuant to paragraph 7B), any holder of any other Note may at any time thereafter, regardless of whether any Event of Default shall at such time be continuing, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon, non-usage fees in connection therewith (in the case of Revolving Notes) and together with the Yield-Maintenance Amount, if any, with respect to each such Note (in the case of Term Notes), without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Term Note shall be due and payable upon any declaration pursuant to this paragraph 7A only if (x) the event whose occurrence permits such declaration is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) of the Term Notes of any Series (whether or not of the same Series as the Term Notes the maturity of which shall have been accelerated by such declaration) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention to declare or join in declaring the Notes held by such Required Holder(s) (or all of the

Notes of such Series) to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

   7B.    RESCISSION OF ACCELERATION. At any time after any or all of the
Term Notes of any Series or of the Revolving Notes (as the case may be) shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Term Notes of such Series or of the Revolving Notes (as the case may be) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest and non-usage fees, if any, on the Term Notes of such Series or of the Revolving Notes (as the case may be), the principal of and Yield-Maintenance Amount, if any, payable with respect to any Term Notes of such Series or of the Revolving Notes (as the case may be) which have become due otherwise than by reason of such declaration, and interest on such overdue interest, non-usage fee and overdue principal and Yield-Maintenance Amount at the rate specified in the Term Notes of such Series or of the Revolving Notes (as the case may be), (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Term Notes of such Series, the Revolving Notes or this Agreement, and (v) no action shall have been taken by the Collateral Agent to foreclose upon the Mortgaged Property (as defined in the Mortgage) or to exercise any other rights with respect to the Mortgaged Property pursuant to the Mortgage. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

   7C.    NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding other than any such holder as shall have participated in such acceleration or rescission, as the case may be.

   7D.    OTHER REMEDIES.

   7D(1). EXERCISE. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement, the Mortgage or the Acknowledgment, as the case may be, or in aid of the exercise of any power granted in this Agreement, the Mortgage, or the Acknowledgment, as the case may be. No remedy conferred in this Agreement, the Mortgage or the Acknowledgment upon the holder of any Note or upon the Collateral Agent for the benefit of such holder, as the case may be, is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Mortgage or the Acknowledgment or now or hereafter existing at law or in equity or by statute or otherwise.

   7D(2). AGENCY. The Company hereby acknowledges that the Lien of the Mortgage has been granted to the Collateral Agent solely in its capacity as collateral agent for Prudential, among other parties, and that all rights of the Collateral Agent thereunder have been granted for the benefit of such parties. Without limiting the generality of the foregoing, the Company further acknowledges and agrees that each and every obligation of the Company under the Mortgage to the Collateral Agent shall benefit Prudential and each other party for which the Collateral Agent from time to time acts as collateral agent pursuant to the Collateral Agency Agreement, including without limitation each Purchaser.

   8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants, on and as of the date hereof, as follows:

   8A.    ORGANIZATION.

     (i) The Company is a corporation duly organized and existing in good standing under the laws

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
              of the State of Minnesota and has the corporate power to own its property and assets and to conduct its business in the manner and in the places in which it is now being and is presently proposed to be conducted and to perform its obligation under this Agreement, the Notes, the Mortgage and the Acknowledgment.

     (ii) The Company is not required to be qualified as a foreign corporation in any other jurisdiction.

     (iii) The Company has no Subsidiaries, and the Company does not own, directly or indirectly, capital stock of any class of any corporation or any other equity or other interest in any Person. Both the Company and the Manager are wholly-owned subsidiaries of NRG, which is a wholly-owned subsidiary of NSP.

     (iv) The Company has taken all action which may be required by its articles of incorporation, its bylaws, the laws of the State of Minnesota and all other applicable laws to authorize the execution and delivery and performance of this Agreement, the Notes, the Mortgage and the Acknowledgment.

   8B.    FINANCIAL STATEMENTS.

   8B(1). FINANCIAL STATEMENTS OF ECPLP. The Company has furnished each Purchaser with the financial statements of ECPLP (the "ECPLP Financial Statements") received by the Company pursuant to the Master Purchase Agreement, including without limitation such financial statements as are referred to in Section 4.4 thereto. To the knowledge of the Company, the ECPLP Financial Statements fairly present the financial position, results of operations and retained earnings of ECPLP's business as of the dates and for the periods set forth in each case in accordance with generally accepted accounting principles consistently applied on the same basis as in the prior year. To the knowledge of the Company, there has been no material adverse change in the business, condition (financial or otherwise) or operations of the Project since December 31, 1992.

   8B(2). PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY. The Company has furnished each Purchaser a pro forma balance sheet of the Company as of the date hereof, giving effect to the transactions contemplated by the Master Purchase Agreement and this Agreement. The Company has also furnished each Purchaser with pro forma projections of operating cash flow, net cash flow and net income, senior debt coverage and capital expenditures of the Company for the fiscal year ending on December 31 in each of the years 1993 through 2013. Said pro forma financial statements fairly present the Company's proposed business plans and the Company's good faith estimates as to matters projected therein based on reasonable business assumptions. Such projections are reasonably based on such assumptions and the best information available to the officers of the Company. No event has occurred which would make such projections materially inaccurate or misleading. Without limiting the generality of the foregoing, such financial statements of the Company reflect reasonable assumptions regarding capital expenditures required to maintain the Project or to bring the Project into compliance with existing Environmental Laws (whether such laws have immediate or future effective dates).

   8C.    ACTIONS PENDING. Except as set forth in Exhibit J hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, ECPLP or the Project, by or before any court, arbitrator or administrative or governmental body. No action, suit, investigation or proceeding described in Exhibit J, if decided adversely to the Company, ECPLP or the Project, would involve the possibility of any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project.

   8D.    OUTSTANDING DEBT. The Company does not have outstanding any Debt other than as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

   8E.    TITLE TO PROPERTIES. The Company has good and indefeasible title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including without limitation all properties and assets comprising the Project and reflected in the most recent audited balance sheet of the Company delivered by the Company pursuant to paragraph 5A (or, if no audited balance sheet has been delivered, the most recent unaudited balance sheet of the Company delivered by the Company pursuant to paragraph 5A, or, if no unaudited balance sheet has been delivered, the pro forma balance sheet as of the date hereof referred to in paragraph 8B(2)), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the business of the Company are valid and subsisting and are in full force and effect.

   8F.     TAXES. The Company has a fiscal year ending December 31 for reporting and tax purposes and has no tax liability for fiscal years prior to 1993. The Company has not filed and has not been required to file any federal, state and other income tax returns as of the date of this Agreement.

   8G.    CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company is not a
party to any contract or agreement or subject to any restriction in its articles of incorporation or other corporate restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project. Neither the execution nor delivery of this Agreement, the Notes, the Mortgage, or the Acknowledgment, nor the offering, issuance and sale of the Notes or making of any Revolving Loan, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the Mortgage or the Acknowledgment will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Mortgage) upon any of the properties or assets of the Company pursuant to, the articles of incorporation or by-laws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its articles of incorporation) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes, except the Note Agreement.

   8H.    OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

   8I.     USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of any Revolving Loan or of the sale of any Term Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the making of such Revolving Loan or the purchase of such Term Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to Prudential or such Purchaser which is purchasing such Term Notes (as the case may be), on the date funds are advanced in connection therewith, an opinion of counsel satisfactory to Prudential or such Purchaser stating that the Revolving Loan or purchase of such Term Notes (as the case may be) does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, the Notes or any Revolving Loan to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

   8J.     ERISA. No accumulated funding deficiency (as defined in section
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a

Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project. The execution and delivery of this Agreement, the issuance and sale of each Note and each Revolving Loan will be exempt from or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of Prudential and each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes and make Revolving Loans.

   8K.    GOVERNMENTAL CONSENT. Neither the nature of the Company, nor any of its business or properties, including without limitation ownership, operation and maintenance of the Project, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or the making of Revolving Loans, the execution and delivery of the Mortgage or the Acknowledgment, or the purchase of the Project pursuant to the Master Purchase Agreement is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than (i) notification to the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which has been accomplished, and expiration of the waiting period thereunder, which has occurred, (ii) such as otherwise have been obtained on or prior to the date hereof, (iii) routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities, and
(iv) as otherwise set forth in Exhibit J hereto) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes, the fulfillment of or compliance with the terms and provisions hereof or of the Notes, the Mortgage, or the Acknowledgment, or the purchase of the Project pursuant to the Master Purchase Agreement.

   8L.     UTILITY STATUS. NSP is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, but is exempt from all provisions of such Act, except Section 9(a)(2) thereof (relating to the acquisition of securities of a "public utility company"), because of its status as predominantly an operating company whose utility operations are confined to the state of its incorporation and states contiguous thereto and its filing with the Securities and Exchange Commission of all required forms in connection therewith. Neither NRG, the Company nor the Manager is (i) a "holding company", or, in each case with the exception of its relationship with NSP, a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended,
(ii) a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or
(iii) otherwise subject to regulation as a public utility under federal law or the law of the State of Minnesota.

   8M.    INVESTMENT COMPANY STATUS. The Company is not an "investment
Company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

   8N.    LICENSES, PERMITS AND REGISTRATIONS. Except as set forth in Exhibit
J hereto, each of the Company and Manager has procured and is in possession of all licenses, permits, exemptions or registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project, as the case may be. With respect to any license, permit, exemption or registration that either (i) is currently required under applicable law, but is not currently in effect or has not been obtained as required, or (ii) must be amended or transferred after the closing, the Company reasonably expects that such license, permit or registration will be obtained, amended or transferred in the ordinary course of business after the closing without any material expense to the Company (except as reflected in the Company's pro forma financial statements referred to in paragraph 8B(2)) or any material change in the operation of the Project.

   8O.    PURCHASE AGREEMENT REPRESENTATIONS. The Master Purchase Agreement
and the other Purchase Documents have been duly executed and delivered by the parties thereto and are in full force and effect. All representations and warranties made by the Company in the Purchase Documents, and, to the best knowledge of the Company, all representatives and warranties made by ECPLP in the Purchase Documents are true and correct in all material respects.

   8P. SUFFICIENCY AND CONDITION OF ACQUIRED ASSETS. The Acquired Assets (as defined in the Master Purchase Agreement), as the same exist on the date of this Agreement, are in all respects sufficient and adequate to enable the Company to carry on the business of the Project at its normal level of operations as such business was carried on by ECPLP in the ordinary course prior to the date hereof, except as set forth in Exhibit J, and the items of tangible property constituting Acquired Assets have been properly maintained and are in good condition, ordinary wear and tear excepted.

   8Q.    NO DEFAULTS. As of the date of this Agreement, except as set forth in Schedule 4.11 to the Master Purchase Agreement, to the knowledge of the
Company:

     (a) ECPLP has performed all obligations and satisfied all liabilities required to be performed or satisfied by ECPLP under all Service Agreements;

     (b) no other party to any Service Agreement is in default and no event or condition exists or has occurred which, after notice or lapse of time, or both, would constitute a default thereunder, where such default, event or condition would have an adverse effect on the Project taken as a whole;

     (c) ECPLP has complied in all material respects with the requirements and conditions upon which all Encroachment Permits, Environmental Permits, Miscellaneous Permits and Easements were issued or granted; and

     (d) neither ECPLP nor MECI, which is the current manager of the Project, has received from any governmental authority or any other person written notice of contemplated, threatened or pending rescission, cancellation or non-renewal of any of the Environmental Permits, Encroachment Permits, Miscellaneous Permits or Easements, or that any other permits, authorizations or easements are required for the occupancy or operation of the Project.

   8R.    ASSIGNABILITY OF PERMITS. Any provision of this Agreement to the contrary notwith-standing, no representation or warranty is made by the Company with respect to the transferability of any permit, including any Encroachment Permit, Environmental Permit or Miscellaneous Permit.

   8S.    ENVIRONMENTAL MATTERS; WELLS. As of the date of this Agreement, except as set forth in Schedule 4.13 to the Master Purchase Agreement, to the knowledge of the Company:

     (a) ECPLP is in compliance with all federal, state and local environmental laws and regulations and neither ECPLP nor MECI has received any notices or warnings with respect to any violation or suspected violation of any such laws from any federal, state or local regulatory authority; and

     (b) the only well located on the tracts and parcels constituting Real Property (as defined in the Real Property Agreement) is as described in the Well Disclosure Statement attached as Exhibit E to the Master Purchase Agreement, except for wells which have been sealed in accordance with the requirements of Minn. Stat. ch. 103I and as to which a Sealed Well Certificate has been delivered to the Minnesota Department of Health.

With respect to any remedial or other action that is required for the matters listed in Schedule 4.13 to the Master Purchase Agreement, the Company reasonably expects that such remedial or other action will be accomplished in the ordinary course of business after the closing without any material expense to the Company (except as reflected in the Company's pro forma financial statements referred to in paragraph 8B(2)) or any material change in the operation of the Project.

   8T.     HOSTILE TENDER OFFERS. None of the proceeds of any Revolving Loan or the sale of any Term Notes will be used to finance a Hostile Tender Offer.

   8U.    DISCLOSURE. Neither this Agreement, the Notes, the Mortgage, the
Acknowledgment nor any other document, certificate or statement furnished to Prudential or any Purchaser by or on behalf of the Company in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or the Project which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project and which has not been set forth in this Agreement, the Mortgage or the Acknowledgment or in the other documents, certificates and statements furnished to Prudential or any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

   9.      REPRESENTATIONS OF THE PURCHASERS.

   Prudential and each Purchaser represents as follows:

   9A. NATURE OF PURCHASE. It is acquiring the Notes to be purchased by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control.

   9B.    SOURCE OF FUNDS. No part of the funds used by it to pay the purchase price of the Notes purchased by it hereunder constitutes assets allocated to any separate account maintained by it in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by it to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

   10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraph shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

   10A.   YIELD-MAINTENANCE TERMS.

   "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to the Mortgage, paragraph 1L(1) or paragraph 5F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

   "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

   "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average

Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities.

   "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

   "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or alter the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

   "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to the Mortgage, paragraph 1L(1) or paragraph 5F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

   "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

   10B.   OTHER TERMS.

   "ACCEPTANCE" shall have the meaning set forth in paragraph 1G.

   "ACCEPTANCE DAY" shall have the meaning set forth in paragraph 1G.

   "ACCEPTANCE WINDOW" shall have the meaning set forth in paragraph 1G.

   "ACCEPTED NOTE" shall have the meaning set forth in paragraph 1G.

   "ACKNOWLEDGMENT" shall have the meaning set forth in paragraph 3A(5).

   "ADJUSTED COMMERCIAL PAPER RATE" shall mean a rate per annum equal to the sum of (a) 2% plus (b) the yield-adjusted rate (i.e., the nominal rate increased by the cost of any discount) charged or quoted to Prudential Funding Corporation for dealer-placed, 30-day promissory notes issued by Prudential Funding Corporation on the Rate Day.

   "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary (the acquisition or creation of which is expressly prohibited pursuant to paragraph 6B(3)). A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

   "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its President, Vice President, Treasurer or Secretary or any other officer of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's President and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as an "Authorized Officer" in the Information Schedule or any officer of Prudential designated as an "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

   "AVAILABLE FACILITY AMOUNT" shall have the meaning set forth in paragraph
1B.

   "BANKRUPTCY LAW" shall have the meaning set forth in clause (viii) of paragraph 7A.

   "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 1C hereof only, a day on which The Prudential Insurance Company of America is not open for business.

   "CANCELLATION DATE" shall have the meaning set forth in paragraph 1K.

   "CANCELLATION FEE" shall have the meaning set forth in paragraph 1K.

   "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

   "CLOSING DAY" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 1I, the Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 1K, shall mean the Rescheduled Closing Day with respect to such Closing.

   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

   "COLLATERAL AGENCY AGREEMENT" shall have the meaning set forth in paragraph 3A(5).

   "COLLATERAL AGENT" shall mean Norwest Bank Minnesota, National
Association, until a successor collateral agent is appointed in accordance with the terms of the Collateral Agency Agreement, and thereafter such successor.

   "COMMONWEALTH" shall mean Commonwealth Land Title Insurance Company.

   "CONFIDENTIAL INFORMATION" shall mean any written information delivered or made available by or on behalf of the Company, either directly or through any Person referred to in paragraph 5C, to Prudential, a Purchaser or a Transferee pursuant to this Agreement which is clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to Prudential or such Purchaser or Transferee at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by Prudential, such Purchaser or Transferee, or (iii) which otherwise becomes known to Prudential, such Purchaser or Transferee, other than through disclosure by or on behalf of the Company.

   "CONFIRMATION OF ACCEPTANCE" shall have the meaning set forth in paragraph
1G.

   "CONSULTANTS" shall mean, collectively, the Engineer and Twin City.

   "CONTROLLING INTEREST" shall mean a percentage of the outstanding Voting Stock or other equity securities of any Person sufficient to permit or require that, under generally accepted accounting principles, the financial statements of such Person be consolidated with those of the owner of such equity securities, but in no event less than a majority of the total combined voting power of all classes of Voting Stock of such Person.

   "CPI" shall mean (i) the Consumer Price Index for Urban Consumers (Base 1982 = 100), or (ii) if at any time such Consumer Price Index is no longer published or issued or is changed from its present form or the bases used for the calculation thereof shall be changed from the present form, such other measures of relative purchasing power as then shall be recognized and accepted generally for similar use or purpose as such Consumer Price Index.

   "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof and, provided further, in the case of the Company, all outstanding Indebtedness evidenced by the Revolving Notes shall be deemed Current Debt, and not Funded Debt, hereunder.

   "DEBT" shall mean Current Debt and Funded Debt.

   "DEBT EXPENSE" shall mean, for any period, the sum of (i) the aggregate amount of principal and interest payments (including lease payments under Capitalized Lease Obligations) of the Company and/or of ECPLP, as the case may be, determined in accordance with generally accepted accounting principles, and (ii) the amount of principal and interest payable with respect to the Funded Debt proposed to be created, incurred or assumed.

   "DELAYED DELIVERY FEE" shall have the meaning set forth in paragraph 1J.

   "EASEMENTS" shall have the meaning set forth in paragraph 5H(1).

   "ECPLP" shall mean ENERGY CENTER PARTNERS, A LIMITED PARTNERSHIP, a Minnesota limited partnership.

   "ENGINEER" shall mean HDR Engineering, Inc.

   "ENVIRONMENTAL LAWS" shall mean, collectively, all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

   "ESCROW AGREEMENT" shall mean the Security (Pledge) and Escrow Agreement of even date herewith among the Company, ECPLP and First Trust National Association executed pursuant to the Master Purchase Agreement.

   "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

   "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

   "EXISTING LOAN AGREEMENTS" shall mean, collectively (i) the Note Agreements dated July 27, 1984 between ECPLP and each of Prudential Interfunding Corp., Northwestern National Life Insurance Company, Northern Life Insurance Company and The North Atlantic Life Insurance Company of America, as amended, (ii) the Note Agreement dated August 1, 1986 between ECPLP and Prudential, as amended, (iii) the Note Agreement dated December 30,1988 between ECPLP and Pruco Life Insurance Company, as amended, and (iv) the Note Agreement dated September 28, 1990 between ECPLP and Prudential, as amended.

   "FACILITY" shall have the meaning set forth in paragraph 1B.

   "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable, or extendible at the option of the debtor to a date more than one year (including an option of debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

   "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

   "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

   "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note or Revolving Loan, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note or the borrowing request with respect to such Revolving Loan pursuant to paragraph 2C, as the case may be.

   "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

   "INSTITUTIONAL INVESTOR" shall mean Prudential, any Prudential Affiliate and any bank, bank affiliate, financial institution, insurance company, pension fund, mutual fund, endowment or other organization which regularly acquires debt instruments for investment.

   "ISSUANCE PERIOD" shall have the meaning set forth in paragraph lC.

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
   "LIBOR BUSINESS DAY" shall mean a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

   "LIBOR RATE" shall mean, for any Rate Period, for any Revolving Loan outstanding during such Rate Period, the sum of 2% plus the One Month London Interbank Offered Rate, at 11:00 A.M. (London Time) two LIBOR Business Days prior to Rate Day, for U.S. dollar deposits in the London interbank market as such rate is reported on page 3750 by Telerate -The Financial Information Network published by Telerate Systems Incorporated (Telerate), or its successor company. If Telerate shall cease to report such rates on a regular basis, the LIBOR Rate shall mean, for any Rate Period, the sum of 2% plus the rate determined by Prudential to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1 %) of the rates quoted to Prudential by the Reference Banks two LIBOR Business Days prior to Rate Day, for U.S. dollar deposits in the London interbank market.

   "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

   "MANAGEMENT AGREEMENT" shall have the meaning set forth in paragraph
3A(4).

   "MANAGEMENT FEE" shall mean a monthly fee equal to 4% of the steam, hot water and chilled water gross revenues of the Company collected during the immediately preceeding month, payable in arrears by the Company to Manager for the services rendered by Manager during such month pursuant to the Management Agreement.

   "MANAGER" shall mean NRG Operating Services, Inc., a Delaware corporation.

   "MASTER PURCHASE AGREEMENT" shall mean the Master Purchase Agreement of even date herewith between ECPLP and the Company.

   "MECI" shall mean Minneapolis Energy Center Inc.

   "MISCELLANEOUS PERMITS" shall have the meaning set forth in paragraph
5H(1).

   "MORTGAGE" shall have the meaning set forth in paragraph 3A(5).

   "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

   "1993 NOTES" shall mean the notes issued by the Company pursuant to the Note Agreement.

   "NOTE AGREEMENT" shall have the meaning set forth in paragraph 3A(14).

   "NOTES" shall have the meaning set forth in paragraph 2A.

   "NRG" shall mean NRG Energy, Inc., a Delaware corporation.

   "NSP" shall mean Northern States Power Company, a Minnesota corporation.

   "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

   "OPERATING INCOME" shall mean, for any period, (i) the sum of (A) the net earnings (or loss) of the Company and/or of ECPLP, as the case may be, for such period, (B) any net loss, net of applicable tax effect, realized (1) in connection with extraordinary items or transactions of a non-recurring or non-operating and material nature or (2) upon disposition of capital assets or the discontinuance of capital assets or the discontinuance of operations for such period, (C) tax expense for such period, and (D) interest expense (including the interest component of Capitatized Lease Obligations) for such period, less (ii) the sum of (A) any net gain, net of applicable tax effect, realized (1) in connection with extraordinary items or transactions of a non-recurring or non-operating and material nature or (2) upon disposition of capital assets or the discontinuance of operations for such period and (B) income attributable to sources other than operations for such period, including without limitation interest income, in each case determined in accordance with generally accepted accounting principles.

   "OPERATING INCOME AVAILABLE FOR DEBT EXPENSE" shall mean, for any period, the sum of (i) Operating Income of the Company and/or of ECPLP, as the case may be, for such period, (ii) depreciation and amortization for such period determined in accordance with generally accepted accounting principles, and
(iii) the aggregate amount of the Management Fee accrued for such period.

   "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

   "PERSONAL PROPERTY AGREEMENT" shall mean the Purchase Agreement of even date herewith between ECPLC and the Company executed pursuant to the Master Purchase Agreement.

   "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

   "PROJECT" shall mean, collectively, the steam, hot water and chilled water plant, parking structure and commercial space located in Minneapolis, Minnesota and known as the Minneapolis Energy Center, satellite steam and chilled water generation facilities, and other offsite property located on the property of others, all in Minneapolis, Minnesota and now or hereafter comprising the assets, properties and rights of the business of and known as the Minneapolis Energy Center, including without limitation all developments and improvements relating to the expansion of the productive capacity of any component thereof.

   "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

   "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

   "PURCHASE AGREEMENTS" shall mean, collectively, the Master Purchase Agreement, the Personal Property Agreement and the Real Property Agreement.

   "PURCHASE DOCUMENTS" shall mean, collectively, the Purchase Agreements, the Escrow Agreement, and all other agreements, documents and instruments executed in connection with the transactions contemplated by the Master Purchase Agreement.

   "PURCHASERS" shall mean, with respect to any Accepted Notes, the Persons (which shall be Prudential and/or Prudential Affiliate(s)) which propose to purchase such Accepted Notes.

   "RATE DAY" shall mean for each Rate Period the first day of each calendar month of such Rate Period; provided, however, that if such day is not a LIBOR Business Day, then on the next LIBOR Business Day succeeding the first day of such calendar month.

   "RATE PERIOD" shall mean the period during which the LIBOR Rate remains in effect and unchanged. For purposes of this Agreement, the Rate Period shall begin on the first day of each calendar month and shall end on the last day of such calendar month.

   "REAL PROPERTY AGREEMENT" shall mean the Real Property Purchase Agreement of even date herewith between ECPLP and the Company executed pursuant to the Master Purchase Agreement.

   "RENT LIMIT" shall have the meaning set forth in paragraph 6B(5).

   "REFERENCE BANKS" shall mean Morgan Guaranty Trust Company of New York, Citibank, N.A. and Chase Manhattan Bank, N.A.

   "REQUEST FOR PURCHASE" shall have the meaning set forth in paragraph 1E.

   "REQUIRED HOLDER(S)" shall mean, with respect to the Revolving Notes and the Term Notes of any Series, at any time, the holder or holders of at least 66 2/3% of the aggregate principal amount of the Revolving Notes or the Term Notes of such Series (as the case may be) outstanding at such time.

   "RESCHEDULED CLOSING DAY" shall have the meaning set forth in paragraph
1I.

   "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

   "REVOLVING COMMITMENT" shall have the meaning set forth in paragraph 2A.

   "REVOLVING LOAN" and "REVOLVING LOANS" shall have the meanings set forth in paragraph 2A.

   "REVOLVING LOANS TERMINATION DATE" shall have the meaning set forth in paragraph 2A.

   "REVOLVING NOTE" and "REVOLVING NOTES" shall have the meaning set forth in paragraph 2A.

   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

   "SERIES" shall have the meaning set forth in paragraph 1A.

   "SERVICE AGREEMENTS" shall have the meaning set forth in paragraph 5H(1).

   "SERVICE CONTRACTS" shall have the meaning set forth in paragraph 5H(1).

   "SIGNIFICANT HOLDER" shall mean (i) in the case of the Term Notes (a) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Term Note and (b) any other holder of at least 5% of any Series of Term Notes from time to time outstanding, and (ii) in the case of the Revolving Notes, (x) Prudential and (y) any other holder of at least 5% of the Revolving Notes from time to time outstanding.

   "SUBSIDIARY" shall mean any corporation or other Person in which, at the time of which any determination is being made, the Company owns a Controlling Interest either directly or through Subsidiaries.

   "TERM NOTES" shall have the meaning set forth in paragraph 1A.

   "TITLE INSURANCE COMMITMENT" shall have the meaning set forth in paragraph 3A(8).

   "TOTAL CAPITALIZATION" shall mean the sum of stockholders' equity and Funded Debt of the Company.

   "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

   "TWIN CITY" shall mean Twin City Testing Corporation.

   "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

   10C.   ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements of the Company delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the pro forma financial statements referred to in paragraph 8B(2).

   11.     MISCELLANEOUS.

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
   11A.   NOTE PAYMENTS. The Company agrees that, so long as Prudential or any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount and non-usage fee payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the applicable account or accounts of Prudential or such Purchaser, if any, as are specified in the Information Schedule attached hereto, or, in the case of any Purchaser not named in the Information Schedule or Prudential or any Purchaser wishing to change the account specified for it right the Information Schedule, such account or accounts in the United States as it may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Prudential and each Purchaser agree that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as Prudential and the Purchasers have made in this paragraph 11A.

   11B.   EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser, the Collateral Agent, and, to the extent provided herein, any Transferee harmless against liability for the payment of all out-of-pocket expenses arising in connection with such transactions, including (i) all reasonable document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential, the Purchasers, or the Collateral Agent in connection with this Agreement, the Mortgage, the Collateral Agency Agreement, the Acknowledgment or the Notes or the transactions contemplated hereby and thereby, (ii) all reasonable document production and duplication charges and fees and expenses of any special counsel engaged by the holder of any Note in connection with any subsequent proposed modification of, or proposed consent under, or proposed notice, instruction or direction given pursuant to this Agreement, the Mortgage, the Collateral Agency Agreement, the Acknowledgment or the Notes, whether or not such proposed modification shall be effected, proposed consent granted, or proposed notice, instruction or direction given, (iii) the costs and expenses, including attorneys' fees, incurred by the holder of any Note, or (with respect to the Mortgage) by the Collateral Agent on behalf of any holder of any Note, in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Mortgage, the Acknowledgment or the Notes, and (iv) the costs and expenses, including attorneys' fees, incurred by Prudential, any Purchaser or any Transferee in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Mortgage, the Collateral Agency Agreement, the Acknowledgment or the Notes or the transactions contemplated hereby or thereby or by reason of Prudential's or any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by Prudential, any Purchaser or any Transferee and the payment of any Note.

   11C.   CONSENT TO AMENDMENTS. This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Revolving Notes and of the Term Notes of each Series except that, (i) with the written consent of the holders of all Revolving Notes or Term Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes at the time outstanding (and not without such written consents), the Revolving Notes or Term Notes of such Series (as the case may be) may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any non-usage fee or Yield-Maintenance Amount payable with respect to the Revolving Notes or Term Notes of such Series (as the case may be), (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,
(iii) with the written consent of Prudential (and not without the written consent of

Prudential) the provisions of paragraph 1, 2 and 3C may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Term Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 1 and 3B may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

   11D.   FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The
Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were claimed by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding to the contrary herein, each Prudential and Purchaser agrees, and each Transferee by its acceptance of an interest in a Note agrees, that no Note (or any interest therein) shall be transferred to any Person which is not an Institutional Investor.

   11E.   PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on, and any Yield-Maintenance Amount and non-usage fee payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

   11F.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All
representations and warranties contained herein or in the Notes, the Mortgage or the Acknowledgment or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the Mortgage and the Acknowledgment, the transfer by Prudential or any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential, any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the

Notes, the Mortgage and the Acknowledgment embody the entire agreement and understanding between the parties hereto (the Collateral Agency Agreement being among Prudential, the holders of the 1993 Notes and the Collateral Agent only) with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

   11G.   SUCCESSORS AND ASSIGNS. All covenants and other agreements in this
Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

   11H.   DISCLOSURE TO OTHER PERSONS. Each of Prudential and each Purchaser agrees, and each Transferee by its acceptance of an interest in any Note agrees, to use its best efforts to hold in confidence and not disclose any Confidential Information; provided that nothing herein shall prevent Prudential, a Purchaser or a Transferee from delivery or disclosing (and the Company acknowledges that Prudential, each Purchaser and each Transferee may deliver or disclose) any financial statements and other documents delivered to it, and any other information disclosed to it (including, but not limited to, Confidential Information), by or on behalf of the Company, either directly or through any Person referred to in paragraph 5C, in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which it offers to sell such Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of such Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party or (d) in order to protect its investment in any Note.

   11I.    NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (except as provided in paragraph 1 or 2) with charges prepaid and (i) if to any Person listed in the Information Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, (ii) if to any Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, and (iii) if to the Company, addressed to it at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445, Attention: President, or at such other address as the Company shall have specified to the holder of each Note in writing, provided; however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 1 or 2 shall be made by the method specified for such communication therein, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

   11J.    PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount or non-usage fee payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

   11K.   SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential or any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

   11L.    GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Minnesota.

   11M.   SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   11N.   DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   11O.   COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

   11P.    BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                          Very truly yours,

                                          NRG ENERGY CENTER, INC.

                                          By: /s/ Ronald J. Will
                                              -------------------------------
                                              Title: President

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA
By /s/ P. Scott von Fischer, Jr.
   -------------------------------------
   Vice President

                             INFORMATION SCHEDULE

                      Authorized Officers for Prudential

Mark A. Hoffmeister                       Leonard H. Lillard IV
Vice President                            Vice President
Prudential Capital Group                  Prudential Capital Group
Two Prudential Plaza                      Two Prudential Plaza
Suite 5600                                Suite 5600
Chicago, Illinois 60601                   Chicago, Illinois 60601

Telephone: (312) 540-4215                 Telephone: (312) 540-4216
Facsimile: (312) 540-4222                 Facsimile: (312) 540-4222


P. Scott von Fischer                      Allen A. Weaver
Senior Vice President                     Managing Director
Prudential Capital Group                  Prudential Capital Group
Two Prudential Plaza                      Two Prudential Plaza
Suite 5600                                Suite 5600
Chicago, Illinois 60601                   Chicago, Illinois 60601

Telephone: (312) 540-4225                 Telephone: (312) 540-4211
Facsimile: (312) 540-4222                 Facsimile: (312) 540-4222


Senior Vice President
Central Credit
Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Telephone: (201) 802-6429
Facsimile: (201) 624-6432


               Revolving Credit Facility Payments to Prudential

   Payments of principal of and interest on the Revolving Notes, and of non-usage fees due pursuant to the Agreement, shall be made by wire transfer of immediate funds for credit to: Account No. 050-54-526, Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, NY 10015, ABA No. 021-000-238. Each such wire transfer shall set forth the name of the Company, a reference to "Revolving Note due June 15, 2000" and the due date and application (as among principal, interest and non-usage fees) of the payment being made.

                                                                     EXHIBIT A

                             [FORM OF TERM NOTE]
                           NRG ENERGY CENTER, INC.
                      SENIOR SBCURED SERIES    TERM NOTE
                                                                        [DATE]

No. R-
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:

   FOR VALUE RECEIVED, the undersigned, NRG ENERGY CENTER, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to
                            , or registered assigns, the principal sum of
                               DOLLARS ($   ) [on the Final Maturity Date
specified above] [, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from
time to time equal to the greater of (i)     %* or (ii) 2% over the rate of
interest publicly announced from time to time by Morgan Guaranty Trust Company of New York as its "prime rate".

   Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

   This Note is one of a series of Term Notes (herein called the "Notes") issued pursuant to a Master Shelf and Revolving Credit Agreement, dated August , 1993 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is secured by the Mortgage referred to therein.

   This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and in the Company shall not be affected by any notice to the contrary.

------------
* 2% plus coupon rate.

   This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

   In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

   The Company agrees to pay, and save the holder hereof harmless against any liability for expenses arising in connection with the enforcement by such holder of any of its rights with respect to this Note or the Agreement, the Acknowledgement referred to therein or the Mortgage.

   This Note is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the law of such State.

                                                 NRG ENERGY CENTER, INC.


                                                 By: _________________________

                                                 Its: ________________________

                                                                     EXHIBIT B


                        [FORM OF REQUEST FOR PURCHASE]
                           NRG ENERGY CENTER, INC.

   Reference is made to the Master Shelf and Revolving Credit Agreement (the "Agreement"), dated August ,1993, between NRG Energy Center, Inc. (the "Company") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

   Pursuant to Paragraph 1E of the Agreement, the Company hereby makes the following Request for Purchase:

1. Aggregate principal amount of the Term Notes covered hereby (the "Term
   Notes")
                                                                $___________

2. Individual speciflcations of the Term Notes :

                                      PRINCIPAL
                                     INSTALLMENT
   PRINCIPAL     FINAL MATURITY       DATES AND         INTEREST
    AMOUNT*           DATE             AMOUNTS       PAYMENT PERIOD
 -------------  ---------------     -------------   ----------------
                                                        Quarterly


3. Use of proceeds of the Term Notes:

4. Proposed day for the closing of the purchase and sale of the Term Notes:

5. The purchase price of the Term Notes is to be transferred to:

                                               NAME AND TELEPHONE
  NAME AND ADDRESS                               NUMBER OF BANK
       OF BANK          NUMBER OF ACCOUNT           OFFICER
--------------------  ---------------------  ----------------------

6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and to the extent such representations and warranties by their express terms relate solely to an earlier date, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

Dated:                                            NRG ENERGY CENTER, INC.


                                                  By:
                                                 ____________________________
                                                       Authorized Officer



------------
* Minimum principal amount of $2,500,000, except as otherwise provided in paragraph 1E of the Agreement.

                                                                     EXHIBIT C

                     [FORM OF CONFIRMATION OF ACCEPTANCE]
                           NRG ENERGY CENTER, INC.

   Reference is made to the Master Shelf and Revolving Credit Agreement (the "Agreement"), dated August , 1993, between NRG Energy Center, Inc. (the "Company") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

   Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 1G and 1I of the Agreement relating to the purchase and sale of such Accepted Notes.

   Pursuant to paragraph 1G of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Aggregate principal amount $_________
  (A)  (a)  Name of Purchaser:
       (b)  Principal amount:
       (c)  Final maturity date:
       (d)  Principal installment dates and amounts:
       (e)  Interest rate:
       (f)  Interest payment period:

  (B)  (a)  Name of Purchaser:
       (b)  Principal amount:
       (c)  Final maturity date:
       (d)  Principal installment dates and amounts:
       (e)  Interest rate:
       (f)  Interest payment period:
  [(C), (D)...: same information as to any other Purchaser]

II. Closing Day:

Dated:                                           NRG ENNRGY CENTER, INC.


                                                 By:___________________________
                                                 Title:


                                                 [THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA]


                                                 By:___________________________
                                                        Vice President

                                                 [Signature block for each
                                                 named Purchaser other than
                                                 Prudential]

                                                                     EXHIBIT D

                           NRG ENERGY CENTER, INC.
                        SENIOR SECURED REVOLVING NOTE

No. R-1                                                        August   , 1993
$5,000,000

   FOR VALUE RECEIVED, the undersigned, NRG ENERGY CENTER, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to The Prudential Insurance Company of America (herein called the "Lender"), or registered assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the aggregate principal amount of all Revolving Loans made by Lender to the Company pursuant to the Agreement referred to below, in lawful money of the United States of America, on or before the Revolving Loans Termination Date (as defined in the Agreement).

   The Company also promises to pay to Lender interest monthly, computed on the basis of actual days outstanding during the month (but excluding any days for which payment of interest was made in the preceding payment) plus the number of days after such month but not including the payment day, a year of 360 days and on the first Business Day (as defined in the Agreement) of the following month, on the unpaid principal balance outstanding hereunder, in like money at such office (i) from the date hereof until maturity (whether by acceleration or otherwise) at the rate per annum specified in the Agreement, such interest rate to change when and as provided therein, and (ii) from such maturity until paid, at a rate per annum which shall be the lesser of (a) the highest interest rate permitted by law and (b) the higher of 2% in excess of the rate per annum specified in the foregoing clause (i) and 2% in excess of the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York as its "prime rate".

   Payments of principal, interest and non-usage fees are to be made at Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10015 (ABA No.: 021-000-238), Account No. 050-54-526, or at such place or other account as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

   This Note is one of the Notes issued pursuant to a Master Shelf and Revolving Credit Agreement, of even date herewith (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is secured by the Mortgage referred to therein.

   This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

   This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

   In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

   The Company agrees to pay, and save the holder hereof harmless against any liability for expenses arising in connection with the enforcement by such holder of any of its rights with respect to this Note or the Agreement, the Acknowledgment referred to therein or the Mortgage.

   This Note is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the law of such State.

                                          NRG ENERGY CENTER, INC.


                                          By ________________________________
                                             President